                                                           Exhibit 5 (Preferred)


                      [Letterhead of Bracewell & Patterson, L.L.P.]


                                January 20, 1994



Southdown, Inc.
1200 Smith Street
Suite 2400
Houston, Texas  77002


Gentlemen:

We have acted as counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-3 (Registration No. 33-51133), as amended, filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the public offering of up to 1,725,000 shares of its Preferred Stock, $___ Cumulative Convertible Series D, par value $.05 per share (the "Series D Preferred Stock").

We have examined originals or copies of (i) the Registration Statement; (ii) the Restated Articles of Incorporation of the Company, as amended; (iii) the Bylaws of the Company, as amended; (iv) the form of Articles of Amendment to the Restated Articles of Incorporation concerning the Series D Preferred Stock in the form filed as an exhibit to the Registration Statement (the "Articles of Amendment"); (v) certain resolutions of the Board of Directors of the Company and the Special Committee thereof; and (vi) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Company and certificates and telegrams of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.


We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original

Southdown, Inc.
January 20, 1994
Page 2



documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

         2. When (a) the Articles of Amendment have been appropriately completed, duly approved by the Board of Directors or the Special Committee thereof, and duly executed and filed in accordance with the Louisiana Business Corporation Law, and (b) the shares of Series D Preferred Stock are issued by the Company against payment of the consideration therefor, the shares of Series D Preferred Stock will be validly issued, fully paid and non-assessable.

         3. The shares of the Company's common stock, $1.25 par value per share (including the Rights attached thereto issued pursuant to the Rights Agreement dated as of March 4, 1991 between the Company and First City, Texas - Houston, N.A., (the "Conversion Shares"), initially issuable upon conversion of the Series D Preferred Stock have been duly authorized and reserved for issuance and, following the actions set forth in paragraph 2(a) above, upon conversion of Series D Preferred Stock in accordance with the Articles of Amendment and in accordance with the Rights Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is based on and is limited to the laws of the State of Texas and the State of Louisiana and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. Insofar as the law of the State of Louisiana is applicable to the matters discussed herein, we have relied upon the opinion of Messrs. Stone, Pigman, Walther, Wittmann & Hutchinson, a copy of which is attached hereto and our opinion is subject to the limitations, qualifications and assumptions set forth therein.

Southdown, Inc.
January 20, 1994
Page 3





We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to all references to our firm therein. You are advised that Edgar J. Marston III, who serves in an "of counsel" capacity to this firm, is an executive officer and a member of the Board of Directors of the Company.


                                                   Very truly yours,



                                                   Bracewell & Patterson, L.L.P.

        [Stone, Pigman, Walther, Wittmann & Hutchinson Letterhead]


                                January 20, 1994

                                                                          47,919



Bracewell & Patterson
2900 South Tower, Pennzoil Place
Houston, Texas  77002-2781

         Re:     Southdown, Inc.
                 Registration Statement No. 33-51133
                 Series D Preferred Stock

Ladies and Gentlemen:

         We have acted as special Louisiana counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-3 (Registration No. 33-51133), as amended, filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the public offering of up to 1,725,500 shares of the Company's Preferred Stock, $_______ Cumulative Convertible Series D, par value $.05 per share (the "Series D Preferred Stock").

         With your concurrence, in connection with your request, we have limited our review of documents to an examination of copies of (i) the Registration Statement; (ii) the Restated Articles of Incorporation of the Company, as amended; (iii) the Bylaws of the Company, as amended; (iv) the form of Articles of Amendment to the Restated Articles of Incorporation concerning the Series D Preferred Stock in the form filed as an exhibit to the Registration Statement (the "Articles of Amendment"); (v) certain resolutions of the Board of Directors of the Company, including resolutions of the Special Committee thereof; and (vi) certificates of officers of the

    2
    January 20, 1994





Company and certificates or letters of public officials as to certain matters of fact relating to this opinion.

         In addition, for purposes of the opinions expressed in this letter, we have assumed: (a) the genuineness of all signatures; (b) the authenticity of all records, instruments and documents submitted to us as originals and the conformity to originals of all records, instruments and documents submitted to us as copies; (c) the truthfulness of all statements of fact and representations and warranties contained in the records, agreements, instruments and documents submitted to us; and (d) that all records, instruments and documents referred to in this letter comply with all applicable laws other than the laws of the State of Louisiana. In addition, in rendering the opinions expressed in this letter, we have assumed the accuracy and completeness of, and have relied upon, certificates and facsimile transmissions by public officials and officers of the Company.

         With your concurrence, the opinions rendered in this letter are based upon the assumptions and are subject to the qualifications and limitations set forth herein. Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

         2. When (a) the Articles of Amendment have been appropriately completed, duly approved by the Board of Directors or the Special Committee thereof, and duly executed and filed in accordance with the Louisiana Business Corporation Law, and (b) the shares of Series D Preferred Stock are issued by the Company against payment of the consideration therefor, the shares of Series D Preferred Stock will be validly issued, fully paid and non-assessable.

         3. The shares of the Company's common stock, $1.25 par value per share (including the Rights attached thereto issued pursuant to the Rights Agreement dated as of March 4, 1991 between the Company and First City, Texas - Houston, N.A.), initially issuable upon conversion of the Series D Preferred Stock (the "Conversion Shares"), have been duly authorized and reserved for issuance and, following the actions set forth in paragraph 2(a) above, upon conversion of Series D Preferred Stock in accordance with the Articles of Amendment and in accordance with the terms of the Rights Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable.

    3
    January 20, 1994





         The foregoing opinion is based on and is limited to the laws of the State of Louisiana and we render no opinion with respect to the law of the United States of America, or any other jurisdiction.

         The opinions expressed in this letter are limited to the matters stated herein, and no opinion may be inferred beyond the matters expressly stated, are given only as of this date, and are based on the law in effect as of this date. We have no obligation, and will not undertake, to report to you or any third parties changes in facts or laws, statutes or jurisprudence.

         This letter is furnished at your request and may be relied upon only by Bracewell & Patterson for purposes of the opinion to be delivered by you in connection with the Registration Statement. We hereby consent to filing this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and the use of our name thereon. It may not be used, circulated or quoted, in whole or part, or relied upon for any other purpose or by any other person without our prior written consent.

         We are members of the Louisiana Bar, and the opinions in this letter are based on and limited to the laws of the State of Louisiana. The opinions contained in this letter are limited in that we express no opinion with respect to federal laws, state blue sky or other securities laws, tax or environmental laws or matters, the laws of any municipality, parish or other political subdivision of the State of Louisiana or any agency thereof, or the laws of any jurisdiction other than Louisiana.

         This letter expresses our professional legal opinion as to the matters addressed in this letter and is based upon our professional knowledge and judgment; it is not, however, to be construed as a guaranty.

                                                   Very truly yours,


                                                   Stone, Pigman, Walther,
                                                     Wittmann & Hutchinson